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Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

    Titan's acquisition of BTG will be accounted for as a purchase. Titan has presented below unaudited pro forma condensed combined financial data that reflects the acquisition of BTG and is intended to give you a better picture of what the businesses of Titan combined with the recent acquisition of Datron and the acquisition of BTG might have looked like if the merger between the companies had occurred on January 1, 2000, the first day of the first period for which financial information is presented. The unaudited pro forma condensed combined statements of operations combine the Titan consolidated statement of operations data for the year ended December 31, 2000 and for the nine months ended September 30, 2001 with the Datron consolidated statements of operations for the year ended March 31, 2001 and for the eight months from the period January 1, 2001 through the date of acquisition of August 4, 2001, with the BTG consolidated statements of operations for the year ended March 31, 2001 and for the nine months ended September 30, 2001, respectively, to reflect the acquisition of BTG by Titan. The unaudited pro forma condensed combined statements of operations are not necessarily indicative of the results that would have occurred had the acquisition of BTG and the recent acquisition of Datron been consummated at the beginning of the periods presented or the results that may be attained in the future.

    The unaudited pro forma condensed combined balance sheet has been prepared as of September 30, 2001, giving effect to the acquisition of BTG by Titan including the recent acquisition of Datron as though both had been consummated on that date.

The Titan Corporation
Unaudited Pro Forma Condensed Combined Statement of Operations
for the Year Ended December 31, 2000
(in thousands, except per share data)

	Titan	Datron	Pro Forma Adjustments (Note 2)		Pro Forma Combined	BTG	Pro Forma Adjustments (Note 3)		Pro Forma Combined
Revenues	$1,008,003	$62,262	$—		$1,070,265	$224,843	$—		$1,295,108
Costs and expenses:
Cost of revenues	742,294	44,352	—		786,646	149,766	—		936,412
Selling, general and administrative expense	202,118	12,567	128	(d)	214,813	66,564	—		281,377
Research and development expense	11,762	3,993	—		15,755	—	—		15,755
Acquisition related charges and other	39,358	—	—		39,358	—	—		39,358
Gain on sale of product line	—	(2,801)	—		(2,801)	—	—		(2,801)

Total costs and expenses	995,532	58,111	128		1,053,771	216,330	—		1,270,101
Operating profit (loss)	12,471	4,151	(128)		16,494	8,513	—		25,007
Interest expense	(35,981)	(212)	—		(36,193)	(3,131)	(2,265)	(e)	(41,589)
Interest income	3,582	405	—		3,987	—	—		3,987
Other income (loss)	—	64	—		64	(955)	—		(891)
Income (loss) from continuing operations before income taxes and minority interests	(19,928)	4,408	(128)		(15,648)	4,427	(2,265)		(13,486)
Income tax provision (benefit)	(3,712)	1,451	—		(2,261)	1,750	(906)		(1,417)

Income (loss) from continuing operations before minority interests and extraordinary loss	(16,216)	2,957	(128)		(13,387)	2,677	(1,359)		(12,069)
Minority interests	4,127	—	—		4,127	—	—		4,127

Income (loss) from continuing operations before extraordinary loss	$(12,089)	$2,957	$(128)		$(9,260)	$2,677	$(1,359)		$(7,942)

Basic earnings per share:
Income (loss) from continuing operations before extraordinary loss(1)	$(0.30)	$1.08	$—		$(0.24)	$0.30	$—		$(0.20)

Weighted average shares	52,717	2,735	(495	)(e)	54,957	8,955	(4,137	)(f)	59,775

Diluted earnings per share:
Income (loss) from continuing operations before extraordinary loss(1)	$(0.30)	$1.06	$—		$(0.24)	$0.30	$—		$(0.20)

Weighted average shares	52,717	2,792	(505	)(e)	55,004	9,029	(4,171	)(f)	59,862

Note(1): Calculation of Pro Forma Combined earnings per share includes dividend requirements on preferred stock of $692.

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

The Titan Corporation
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Nine Months Ended September 30, 2001
(in thousands, except per share data)

	Titan	Datron	Pro Forma Adjustments (Note 2)		Pro Forma Combined	BTG	Pro Forma Adjustments (Note 3)		Pro Forma Combined
Revenues	$800,146	$31,831	$—		$831,977	$187,295	$—		$1,019,272
Costs and expenses:
Cost of revenues	596,888	22,945	—		619,833	122,907	—		742,740
Selling, general and administrative expense	159,481	7,137	64	(d)	166,682	57,758	—		224,440
Research and development expense	10,399	1,485	—		11,884	—	—		11,884
Acquisition and integration related charges and other	36,768	—	—		36,768	904	—		37,672

Total costs and expenses	803,536	31,567	64		835,167	181,569	—		1,016,736
Operating profit (loss)	(3,390)	264	(64)		(3,190)	5,726	—		2,536
Interest expense	(28,530)	(105)	—		(28,635)	(1,789)	(1,511	)(e)	(31,935)
Interest income	1,311	166	—		1,477	—	—		1,477
Other income	—	28	—		28	—	—		28

Income (loss) from continuing operations before income taxes and minority interests	(30,609)	353	(64)		(30,320)	3,937	(1,511)		(27,894)
Income tax provision (benefit)	(1,732)	(68)	—		(1,800)	1,462	(604)		(942)

Income (loss) from continuing operations before minority interests	(28,877)	421	(64)		(28,520)	2,475	(907)		(26,952)
Minority interests	6,826	—	—		6,826	—	—		6,826

Income (loss) from continuing operations	$(22,051)	$421	$(64)		$(21,694)	$2,475	$(907)		$(20,126)

Basic earnings per share:
Income (loss) from continuing operations(2)	$(0.48)	$0.15	$—		$(0.46)	$0.28	$—		$(0.40)

Weighted average shares	56,019	2,749	(497	)(e)	58,271	8,921	(4,121	)(f)	63,071

Diluted earnings per share:
Income (loss) from continuing operations(2)	$(0.48)	$0.15	$—		$(0.46)	$0.27	$—		$(0.40)

Weighted average shares	56,019	2,788	(504	)(e)	58,303	9,117	(4,212	)(f)	63,208

Note(2): Calculation of Pro Forma Combined earnings per share includes dividend requirements on preferred stock of $517.

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

The Titan Corporation
Unaudited Pro Forma Condensed Combined Balance Sheet
as of September 30, 2001
(in thousands)

	Titan	BTG	Pro Forma Adjustments (Note 3)		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$126,149	$50	$(61,300	)(a)	$64,899
Accounts receivable—net	337,548	59,609	—		397,157
Inventories	36,683	—	—		36,683
Prepaid expenses and other	29,465	2,949	—		32,414
Deferred income taxes	38,807	—	—		38,807
Net assets of discontinued operations	23,034	—	—		23,034

Total current assets	591,686	62,608	(61,300)		592,994
Property and equipment—net	94,741	8,481	—		103,222
Goodwill—net	361,061	29,388	72,947	(b)	463,396
Other assets	81,223	4,875	18,237	(b)	104,335
Net assets of discontinued operations	45,414	—	—		45,414

Total assets	$1,174,125	$105,352	$29,884		$1,309,361

Liabilities and Stockholders' Equity
Current liabilities:
Amounts outstanding under line of credit	$11,875	$25,877	$(25,877)		$11,875
Accounts payable	52,818	15,604	—		68,422
Acquisition debt	2,000	—	—		2,000
Current portion of long-term debt	594	1,462	—		2,056
Accrued compensation and benefits	57,164	—	—		57,164
Other accrued liabilities	66,433	15,849	—		82,282

Total current liabilities	190,884	58,792	(25,877)		223,799

Amounts outstanding under line of credit	335,625	—	—		335,625
Other long-term debt	4,277	2,063	—		6,340
Other non-current liabilities	38,736	403	—		39,139
Company obligated mandatory redeemable preferred securities of a subsidiary trust whose sole assets are senior subordinated debentures of Titan	250,000	—	—		250,000
Minority interests	870	—	—		870
Stockholders' equity:
Preferred stock
Cumulative convertible	690	—	—		690
Series A junior participating	—	—	—		—
Common stock	654	54,191	(54,151	)(d)	694
Capital in excess of par value	457,984	—	99,815	(d)	557,799
Deferred compensation	(40,142)	—	—		(40,142)
Retained earnings (deficit)	(64,919)	(10,028)	10,028	(d)	(64,919)
Accumulated other comprehensive income	165	69	69	(d)	165
Treasury stock, at cost	(699)	—	—		(699)

Total stockholders' equity	353,733	44,094	55,761		453,588

Total liabilities and stockholders' equity	$1,174,125	$105,352	$29,884		$1,309,361

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

THE TITAN CORPORATION

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(in thousands, except share information)

Note 1.  Basis of Presentation

    The Titan Corporation (Titan) completed its acquisition of all of the stock of Datron Systems Incorporated (Datron) on September 28, 2001. On November 27, 2001, Titan completed its acquisition of all outstanding shares of common stock of BTG, Inc. (BTG). The accompanying unaudited pro forma condensed combined statements of operations combine the consolidated statements of operations of Titan for the year ended December 31, 2000 and for the nine months ended September 30, 2001 with the consolidated statements of operations of Datron for the year ended March 31, 2001 and for the eight months ended August 4, 2001 (through the date of acquisition), with the consolidated statements of operations of BTG for the year ended March 31, 2001 and for the nine months ended September 30, 2001, respectively, to reflect the recently closed acquisition of BTG by Titan.

    The unaudited pro forma condensed combined statements of operations reflect the acquisition of BTG and the recent acquisition of Datron as though both were consummated at the beginning of the periods presented. The unaudited pro forma condensed combined statements of operations are not necessarily indicative of results that would have occurred had the acquisition of BTG and the recent acquisition of Datron been consummated at the beginning of the periods presented or the results that may be attained in the future.

    The unaudited pro forma condensed combined balance sheet has been prepared as of September 30, 2001, giving effect to the acquisition of BTG by Titan including the recent Datron acquisition as though both had been consummated on that date.

    Certain information normally included in financial statements prepared in accordance with generally accepted accounting principles has been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission. The pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements of Titan and the historical consolidated financial statements of Datron and BTG.

Note 2.  Pro Forma Adjustments For Datron Acquisition

  (a)
  Record allocation of excess of Titan's purchase price over the estimated fair value of the net assets acquired, to goodwill and other intangibles. Upon completion of the proposed transaction, an independent valuation will be performed to determine the purchase price allocation based upon the fair value of the assets and liabilities acquired.

  (b)
  Record estimated other accrued liabilities arising as a result of the transaction as follows:

Employment termination agreements for Datron employees	$2,400
Direct transaction costs to consummate acquisition including investment banking, legal, printing and accounting fees	1,600

$4,000

  (c)
  Issue 2,621,000 shares, assuming 2,749,000 Datron shares outstanding and 451,000 Datron stock options outstanding, assuming a $16.01 price per share paid for Datron shares and a ten-day average Titan stock price of $19.54, equivalent to a .81919 exchange ratio of Titan shares paid for each Datron share outstanding. Eliminate Datron common stock, capital in excess of par value and retained earnings as of June 30, 2001.

  (d)
  Record deferred compensation of $383 for all unvested Datron stock options based on the difference between the fair value on the date of consummation of the acquisition and the exercise price of the unvested Datron stock options, after giving effect to the exchange ratio described in Note (c) above. Amortization of deferred compensation of $128 and $64 has been reflected in the pro forma condensed combined statements of operations for the year ended December 31, 2000 and the eight months ended August 4, 2001, respectively.

  (e)
  Reflect the net change to the combined shares outstanding after calculating the number of shares to be issued by Titan in the transaction less the Datron shares currently outstanding, using the price and exchange assumptions described in Note (c) above.

Note 3.  Pro Forma Adjustments For Proposed BTG Acquisition

  (a)
  To reflect the 19% cash portion of total merger consideration for BTG.

  (b)
  Record allocation of excess of Titan's purchase price over the estimated fair value of the net assets acquired, to goodwill and other intangibles. Upon completion of the proposed transaction, an independent valuation will be performed to determine the purchase price allocation based upon the fair value of the assets and liabilities acquired.

  (c)
  Record estimated other accrued liabilities arising as a result of the transaction as follows:

Employment termination agreements for BTG employees	$4,500
Direct transaction costs to consummate acquisition including investment banking, advisory, legal, printing and accounting fees	7,500

$12,000

  (d)
  Issue 4,024,000 shares and assume 734,000 options, assuming 9,234,000 BTG shares outstanding and 1,365,000 BTG stock options and other stock purchase rights outstanding, assuming a $13.35 price per share paid for BTG shares and an average Titan stock price of $24.814, equivalent to a 0.5380 exchange ratio of Titan shares paid for each BTG share outstanding multiplied by 81%, the ratio of merger consideration to be paid in Titan common stock, equalling a .43578 exchange ratio of Titan common stock to be paid for each BTG share outstanding. Eliminate BTG common stock and retained earnings as of September 30, 2001.

  (e)
  To reflect incremental interest expense on advances under Titan's line of credit to fund the 19% cash portion of the purchase price of BTG.

  (f)
  Reflect the net change to the combined shares outstanding after calculating the number of shares to be issued by Titan in the transaction less the BTG shares currently outstanding, using the price and exchange assumptions described in Note (d) above.

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UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA
THE TITAN CORPORATION NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (in thousands, except share information)